Exhibit 99.2

MILLENNIAL MEDIA SIGNS DEFINITIVE AGREEMENT TO ACQUIRE JUMPTAP

Acquisition will strengthen Millennial Media’s position as the largest global Independent Mobile Advertising Platform

Baltimore, Maryland—August 13, 2013— Millennial Media (NYSE: MM), the independent leader in mobile advertising and data, today announced that it has signed a definitive agreement to acquire privately-held, Boston-based Jumptap in a predominantly stock transaction. Under the terms of the agreement, based on Millennial Media’s closing share price on August 9, 2013, Jumptap shareholders will receive approximately 24.6 million shares of Millennial Media, corresponding to approximately 22.5% pro forma ownership post transaction.  The closing of the acquisition is subject to the satisfaction of various customary closing conditions, including approval by Millennial Media’s stockholders.  Millennial Media has posted a presentation on the Investor Relations page of the Millennial Media website at http://investors.millennialmedia.com which provides more details about the transaction.

Jumptap is a mobile advertising platform, which recently has taken a programmatic and mobile-first approach to reaching audiences.  Jumptap has an audience profile store with over 100 million unique, data-rich profiles, of which more than 44 million can be reached across various screens — online and mobile. Jumptap supports its audience targeting through partnerships with more than 20 third-party data providers.  Jumptap also has 55 issued patents and more than 50 patents pending, covering broad aspects of the mobile advertising market.

Millennial Media’s market leading platform will now include Jumptap’s offerings, and will result in consolidation and differentiated scale in the fast-growing mobile ad market. The companies’ combined strengths in brand and performance advertising, strategic position as a partner to developers, advances in programmatic and real-time bidding, and the use of data for improved targeting will help its customers and other industry stakeholders maximize the opportunity that mobile presents.

Key stakeholders in mobile advertising stand to benefit:

For mobile advertisers and agencies, the combined company will offer the largest and most complete suite of audience solutions with yet unparalleled brand and performance capabilities.   The combination will deliver market-leading data, targeting, video, rich-media, cross-screen, programmatic bidding/buying and measurement solutions — driving improved buying experiences and better analytics, relevancy and performance.  Millennial Media will enable deeper insights from a greater number of ad campaigns, run across a variety of screens. With an intense focus on customer service and execution, Millennial Media will take the complexity out of delivering digital audiences across mobile and web at a time when consumers hop between screens with increasing ease.

For mobile developers and publishers, Millennial Media will provide access to a larger scope of managed, self-service and programmatic tools - creating more powerful and comprehensive opportunities to monetize their inventory more efficiently and effectively.

 “Millennial Media already runs one of the largest third-party digital media businesses, despite mobile being in its early stages.  Jumptap’s expertise in performance, cross-screen, real-time bidding and third-party data fit well with, and provide incremental scale to Millennial Media’s existing platform,” said Paul Palmieri, President and CEO, Millennial Media. “We are thrilled to add Jumptap’s capabilities, their solution set and strong team as part of our mobile advertising business, and look forward to partnering with the team.”

“We have long admired the success of Millennial Media and all of us at Jumptap are excited for the collaboration that will enhance our combined opportunity,” said George Bell, CEO, Jumptap, who will join the board of Millennial Media and become Vice-Chairman upon closing of the transaction. “I feel strongly that the addition of products, people, and technology to the market-leading Millennial Media portfolio will further the mission of building the leading mobile platform worldwide.”

Millennial Media will host a conference call today, August 13, 2013 at 5:00 p.m. ET to discuss this

acquisition and its second quarter 2013 financial results.   To access the conference call, please dial 800-237-9752 (U.S.) or 617-847-8706 (international) using passcode 37339193.  The conference call will also be available via live webcast under the Investor Relations section of Millennial Media’s website at http://investors.millennialmedia.com.   If you are unable to listen to the live conference call, a replay will be available through August 20, 2013, and can be accessed by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) using passcode 52607453.  An archived version of the webcast will also be available at http://investors.millennialmedia.com.

About Millennial Media

Millennial Media (NYSE: MM) is the leading independent mobile advertising and data platform.   Our technology, tools and services help app developers and mobile website publishers maximize their advertising revenue, acquire users and gain audience insights.   Our platform also enables us to offer advertisers powerful Mobile Audience Solutions (MAS) that utilize our significant scale, sophisticated targeting and uniquely engaging creative capabilities to deliver meaningful results.

About Jumptap, Inc.

Jumptap, Inc. is the leading unified audience platform, taking a programmatic and mobile-first approach to reaching audiences. Jumptap reaches over 218 million mobile users in the U.S. and over 439 million mobile users worldwide. It has built an audience profile store with over 124 million unique, data-rich profiles, of which over 44 million can be reached across screens. Jumptap powers its audience-centric advertising through industry-first partnerships with more than 20 third-party data providers, and garners the highest yield for its 76,000 mobile sites and apps. Visit www.jumptap.com and www.jumptap.com/blog for more information.

Additional Information about the Proposed Acquisition and Where You Can Find It

Millennial Media, Inc. (“Millennial”) plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Millennial to be held for the purpose of voting on the issuance of the shares of Millennial common stock to be issued in connection with the proposed acquisition (the “Shares”).  BEFORE MAKING ANY VOTING DECISION WITH

RESPECT TO THE ISSUANCE OF THE SHARES CONTEMPLATED BY THE PROPOSED ACQUISITION, MILLENNIAL SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

The proxy statement and other relevant materials, and any other documents filed by Millennial with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Millennial may obtain free copies of the documents filed with the SEC by contacting Millennial’s Investor Relations department at (410) 522-8705, or Investor Relations, Millennial Media, Inc., 2400 Boston Street, Suite 201, Baltimore, Maryland  21224.  You may also read and copy any reports, statements and other information filed by Millennial with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Interests of Certain Participants in the Solicitation

Millennial and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Millennial in favor of the proposed transaction. A list of the names of Millennial’s executive officers and directors, and a description of their respective interests in Millennial, are set forth in the proxy statement for Millennial’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2013, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of Millennial will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Millennial’s executive officers and directors in the proposed transaction by reading the proxy statement when it becomes available.

Forward-Looking Statements

The statements in this press release that are not historical facts constitute “forward-looking statements” that involve risks and uncertainties and are made pursuant to the Private Securities Litigation Reform Act of 1995.  The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Millennial’s results could differ materially from the results expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with whether the proposed acquisition is ultimately completed, the satisfaction of conditions to the closing of the acquisition, including the ability to secure regulatory approvals and approval by Millennial’s stockholders, the ability to integrate the two businesses, and the ability to realize the expected benefits from the acquisition. Further information on these and other factors is included in the Quarterly Report on Form 10-Q that will be filed for the quarter ended June 30, 2013 and other filings Millennial makes with the Securities and Exchange Commission from time to time. These documents are available on the ‘SEC Filings’ section of the Investor Relations page of Millennial’s website at http://investors.millennialmedia.com.

The statements made in this release are based on information available to Millennial as of the date of this release, and Millennial assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contacts:

Millennial Media, Inc.
Investor Relations
Joseph Wilkinson, 443-681-6238
IR@millennialmedia.com
or
Media Relations
Matthew Lindberg, 203-682-8214
press@millennialmedia.com